Exhibit 10.1

AMENDMENT NO. 1 TO THE SPONSOR SUPPORT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Sponsor Support Agreement (as defined below) is entered into as of September 5, 2025, by and among Plum Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), Plum III Merger Corp., a corporation formed under the Laws of the Province of British Columbia (“Pubco”), Tactical Resources Corp., a corporation formed under the Laws of the Province of British Columbia (the “Company”), Mercury Capital, LLC, a Delaware limited liability company (“Sponsor”), Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company (“Former Sponsor”), and the undersigned shareholders of SPAC (together with Sponsor and Former Sponsor, the “Sponsor Parties”). SPAC, Pubco, the Company and each of the Sponsor Parties are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, on August 22, 2024, the Parties entered into that certain sponsor support agreement (the “Sponsor Support Agreement”);

WHEREAS, pursuant to Section 11 of the Sponsor Support Agreement, the Sponsor Support Agreement may be amended or modified at any time, in whole or in part, only by a duly authorized agreement in writing executed by the Parties; and

WHEREAS, the Parties desire to amend the Sponsor Support Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	Amendments to the Sponsor Support Agreement.

(a)	Section 3 of the Sponsor Support Agreement is hereby amended and restated in its entirety as follows:

“Transfer of Shares. Each of the Sponsor Parties hereby agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), place a Lien on, grant an option to purchase, distribute, dispose of or otherwise encumber any of his, her or its Subject SPAC Shares or otherwise enter into any Contract to do any of the foregoing (each, a “Transfer”), (b) deposit any of his, her or its Subject SPAC Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject SPAC Shares that conflicts with any of the covenants or agreements set forth in this Agreement or (c) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to an Affiliate of such Sponsor Party, (ii) pursuant to Section 4(a), Section 4(b), Section 4(c) or Section 4(d), or (iii) to another Sponsor Party that is a Party and bound by the terms and obligations hereof; provided, that any transferee of any Transfer of the type set forth in clause (i) or clause (ii) must enter into a joinder agreement agreeing to become a party to this Agreement as a condition precedent to such Transfer.”

(b)	Section 4(d) of the Sponsor Support Agreement is hereby amended and restated in its entirely as follows:

“(d) The Parties hereby agree that, immediately prior to the Closing, to the extent any Sponsor Incentive Units (or any securities into which the Sponsor Incentive Units have been converted or exchanged) have not been transferred to PIPE Investors pursuant to Section 4(a), SPAC Public Shareholders pursuant to Section 4(b) or any other investors pursuant to Section 4(c), Sponsor shall retain full ownership of any such remaining Sponsor Incentive Units, including the rights to vote such Sponsor Incentive Units, the right to receive dividends and distributions thereon and the right to Transfer such Sponsor Incentive Units, subject to such Sponsor Incentive Units becoming subject to the following vesting and forfeiture provisions:

(i)	If the Sponsor Incentive Units shall not have vested as provided for in Section 4(d)(ii) or Section 4(d)(iii) on or before the 10th anniversary of the Closing (the “Earnout Period”), the Sponsor Incentive Units shall be surrendered to Pubco and forfeited and shall be delivered in certificated or book-entry form to Pubco for cancellation for no consideration and shall cease to represent any interest in Pubco, effective as of such date;

(ii)	If, at any time during the Earnout Period, the daily volume weighted average closing sale per share price of each Pubco Common Share is greater than or equal to $11.00 for any 20 trading days within any 30-trading day period, 50% of the Sponsor Incentive Units shall become fully vested; and.

(iii)	If, at any time during the Earnout Period, the daily volume weighted average closing sale per share price of each Pubco Common Share is greater than or equal to $12.00 for any 20 trading days within any 30-trading day period, all of the Sponsor Incentive Units shall become fully vested.”

(c) Section 7 of the Sponsor Support Agreement is hereby amended and restated in its entirely as follows:

“Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, upon the earliest of (a) the Company Amalgamation Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the mutual written agreement of all of the Parties. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 7(b) shall not affect any liability on the part of any Party for (A) any willful and material breach of this Agreement prior to such termination or (B) any Fraud Claim, (ii) Sections 2, 4(d) and 14 shall each survive any termination of this Agreement pursuant to Section 7(a) and (iii) Sections 7 through 18 shall survive any termination of this Agreement. For purposes of this Section 7, “Fraud Claim” means a claim against a Person for fraud, as defined under the Laws of the State of Delaware (excluding any theories of equitable or constructive fraud or negligent misrepresentation), of such Person with respect to the making of the representations and warranties of such Person set forth in this Agreement when made; provided, that no Person shall be liable for or as a result of any other Person’s fraud.”

2.	Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Sponsor Support Agreement.

3.	Effect of Amendment. This Amendment shall be effective as of the date hereof and shall be integrated into and form part of the Sponsor Support Agreement upon execution. After giving effect to this Amendment, each reference in the Sponsor Support Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Sponsor Support Agreement shall refer to the Sponsor Support Agreement as amended by this Amendment, and all references in the Business Combination Agreement and Ancillary Agreements to “the Sponsor Support Agreement” or words of like import referring to the Sponsor Support Agreement shall refer to the Sponsor Support Agreement as amended by this Amendment.

4.	Entire Agreement. This Amendment (together with the Sponsor Support Agreement) constitutes the entire agreement among the Parties in respect of the subject matter contained herein and therein and supersedes any other Contracts, whether written or oral, that may have been made or entered into by, between or among any of the Parties or any of their respective Affiliates relating to the subject matter contained herein or therein.

5.	Miscellaneous. The provisions of Sections 8 (No Recourse), 9 (Notices), 11 (Amendments), 13 (Assignment), 14 (Fees and Expenses), 16 (Remedies), 17 (No Third Party Beneficiaries) and 18 (Incorporation by Reference) of the Sponsor Support Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Sponsor Support Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment No. 1 to the Sponsor Support Agreement as of the date first above written.

SPAC:

Plum acquisition corp. III

By:	/s/ Kanishka Roy
Name: Kanishka Roy
Title: President and Chief Executive Officer

PUBCO:

PLUM III MERGER CORP.

By:	/s/ Kanishka Roy
Name: Kanishka Roy
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment No. 1 to the Sponsor Support Agreement as of the date first above written.

COMPANY:

Tactical Resources corp.

By:	/s/ Ranjeet Sundher
Name: Ranjeet Sundher
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment No. 1 to the Sponsor Support Agreement as of the date first above written.

SPONSOR PARTIES:

MERCURY CAPITAL, LLC

By:	/s/ Kanishka Roy
Name: Kanishka Roy
Title: Managing Member
	Address:	2021 Fillmore St. #2089
San Francisco, CA 94115

ALPHA PARTNERS TECHNOLOGY MERGER SPONSOR LLC

By:	/s/ Steve Brotman
Name: Steve Brotman
Title: Manager
	Address:	228 Park Avenue South
PMB 84483
New York, NY 10003

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]

IN WITNESS WHEREOF, each of the Parties has executed and delivered this Amendment No. 1 to the Sponsor Support Agreement as of the date first above written.

SPONSOR PARTIES:

/s/ Kanishka Roy
Name:	Kanishka Roy
Address:	2021 Fillmore St. #2089
San Francisco, CA 94115

[Signature Page to Amendment No. 1 to the Sponsor Support Agreement]